As filed with the Securities and Exchange Commission on September 30, 2004

Registration Statement No. 333-57582

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.1 to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TREND MICRO KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

TREND MICRO INCORPORATED

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Shinjuku MAYNDS Tower,

1-1, Yoyogi 2-chome

Shibuya-ku, Tokyo 151-0053, Japan

81-3-5334-3600

(Address of Principal Executive Offices)

TREND MICRO INCORPORATED

1999 INCENTIVE PLAN

TREND MICRO INCORPORATED

2000 INCENTIVE PLAN

(Full Title of the Plans)

Steve Ming-Jang Chang

c/o Trend Micro, Inc.

10101 N. DeAnza Blvd., Suite 400

Cupertino, California 95014

(408) 257-1000

(Name, Address and Telephone Number of Agent For Service)

EXPLANATORY NOTE

Trend Micro Incorporated (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on March 26, 2001 (File No. 333-57582) to deregister shares of the Registrant’s common stock relating to warrants issued under the Trend Micro Incorporated 1999 Incentive Plan (the “1999 Plan”) and Trend Micro Incorporated 2000 Incentive Plan (the “2000 Plan”), which were unsold when the exercise period of such warrants ended.

A total of 237,196 shares (after giving effect to the Registrant’s two-for-one stock split effected on May 18, 2001) were registered under the Registration Statement. The 237,196 shares consisted of 46,876 shares relating to warrants issued under the 1999 Plan and 190,320 shares relating to warrants issued under the 2000 Plan.

Of the 46,876 shares relating warrants issued under the 1999 Plan, 29,375 shares were sold upon the exercise of such warrants. The exercise period for the warrants issued under the 1999 Plan ended on July 22, 2002.

None of the warrants issued under the 2000 Plan to which the 190,320 shares relate was exercised. The exercise period for the warrants issued under the 2000 Plan ended on June 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Taipei, Taiwan on September 30, 2004.

TREND MICRO INCORPORATED

By:	/s/ STEVE MING-JANG CHANG
Name: Steve Ming-Jang Chang Title: Representative Director; President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on September 30, 2004.

Name	Title
/s/ STEVE MING-JANG CHANG Steve Ming-Jang Chang	Representative Director; President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Authorized Representative in the United States)

/s/ MAHENDRA NEGI Mahendra Negi	Representative Director, Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ EVA YI-FEN CHIANG Eva Yi-Fen Chiang	Director, Chief Technology Officer and Executive Vice President

Edward Tian	Director